Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Liberty Global plc and Virgin Media Inc. and to the incorporation by reference therein of the following:

•
our reports dated February 7, 2013, with respect to the consolidated financial statements and financial statement schedule of Virgin Media Inc. and subsidiaries, and the effectiveness of internal control over financial reporting of Virgin Media Inc. and subsidiaries;

•	our report dated February 7, 2013, with respect to the consolidated financial statements of Virgin Media Investment Holdings Limited and subsidiaries; and

•	our report dated February 7, 2013, with respect to the consolidated financial statements of Virgin Media Investments Limited and subsidiaries included in their Annual Report (Form 10-K, as amended) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP London, England
June 12, 2013